Exhibit 99.1

Oakridge to Purchase 2.6 Gigawatt Hours of Automated Battery Manufacturing Equipment for the Expansion of its Manufacturing Facilities in Florida, USA, bringing jobs and manufacturing back to America

A New Era In Battery Manufacturing

FOR IMMEDIATE RELEASE

Automated Battery Manufacturing Equipment

September 23, 2015 Melbourne, Florida – Oakridge Global Energy Solutions, Inc. (OGES) is excited to announce that it has reached agreement-in-principle for a long term supply agreement with a major lithium-ion battery assembly equipment manufacturer to provide the Company with automated manufacturing equipment to significantly expand its existing production capacity currently in place at its facilities in Melbourne and Palm Bay, Florida. The initial order of the expansion equipment under the long-term equipment supply agreement is for additional manufacturing equipment capable of producing 2.6 Gigawatt hours per year of lithium-ion prismatic batteries, or approximately five times the company’s existing production capacity.

“In accordance with our previously announced goals and expansion plans for our existing manufacturing facilities in Florida, with this long-term equipment supply deal, we are now well on our way to becoming a major player in the world lithium-ion battery manufacturing space,” said OGES Executive Chairman and CEO, Steve Barber. “While the full details of this deal arestill being finalized, we are aiming for delivery of the first new automated production line to take place during December, with follow-on deliveries each month until all the equipment from the first order is installed and commissioned at our manufacturing facilities in Florida.” Mr. Barber added that “with 10 additional, state-of-the-art, fully automated mixing and coating lines with a capability of more than 500 meters per minute of electrode manufacturing capacity, coupled with an additional 10 automated cell assembly lines, OGES is kicking off a new era in battery manufacturing, and playing a very important role in the on-shoring movement to bring jobs and manufacturing back to America”.

The full details of the new equipment manufacturing supply agreement will be disclosed by the Company when all the final aspects of the deal are completed.

“After several months of qualifying equipment vendors, we are excited about reaching the decision to partner with this particular company to supply our equipment on a long term basis,” says Oakridge Director of Engineering, Rodney Day.  “This new battery manufacturing equipment, which supplements our existing installed manufacturing capacity, provides the capability to reliably and repeatedly produce the highest quality lithium-ion battery products available in the market.  This long term partnership will improve our capability by providing us with the ability to continuously upgrade the standards of our manufacturing equipment over the next 10 to 20 years.”

About Oakridge Global Energy Solutions, Inc.

Oakridge Global Energy Solutions Inc., is a publicly traded company, trading symbol: OGES on the OTCQB with a market capitalization of approximately USD $ 250,000,000, whose primary business is the development, manufacturing and marketing of energy storage products. Additional information can be accessed on the company's website www.oakg.net.

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:
Oakridge Global Energy Solutions, Inc.
www.oakg.net
3520 Dixie Highway, NE
Palm Bay, Florida, 32905, USA
Ph: (321) 610-7959